Exhibit 99.1

CORRECTING and REPLACING BLACKROCK TCP CAPITAL CORP. ANNOUNCES 2024 FINANCIAL RESULTS INCLUDING FOURTH QUARTER NET INVESTMENT INCOME OF $0.40 PER SHARE; DECLARES FIRST QUARTER DIVIDEND OF $0.25 PER SHARE AND A SPECIAL DIVIDEND OF $0.04 PER SHARE

SANTA MONICA, Calif., February 27, 2025 – Consolidated Results of Operations section, third paragraph, third sentence, should read: Net unrealized losses for the three months ended December 31, 2024 were $72.3 million, or $0.85 per share (instead of Net unrealized gains for the three months ended December 31, 2024 were $72.3 million, or $0.85 per share).

The updated release reads:

BLACKROCK TCP CAPITAL CORP. ANNOUNCES 2024 FINANCIAL RESULTS INCLUDING FOURTH QUARTER NET INVESTMENT INCOME OF $0.40 PER SHARE; DECLARES FIRST QUARTER DIVIDEND OF $0.25 PER SHARE AND A SPECIAL DIVIDEND OF $0.04 PER SHARE

BlackRock TCP Capital Corp. (“we,” “us,” “our,” “TCPC” or the “Company”), a business development company (NASDAQ: TCPC), today announced its financial results for the fourth quarter and year ended December 31, 2024 and filed its Form 10-K with the U.S. Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS

•	On a GAAP basis, net investment income for the quarter ended December 31, 2024 was $33.8 million, or $0.40 per share on a diluted basis, which exceeded the regular dividend of $0.34 per share paid on December 31, 2024. Excluding amortization of purchase discount recorded in connection with the Merger(1), adjusted net investment income(1) for the quarter ended December 31, 2024 was $30.8 million, or $0.36 per share on a diluted basis. Adjusted net investment income(1) for the year ended December 31, 2024 was $121.5 million, or $1.52 per share on a diluted basis.
•	Net asset value per share was $9.23 as of December 31, 2024 compared to $10.11 as of September 30, 2024.
•	Net decrease in net assets from operations on a GAAP basis for the quarter ended December 31, 2024 was $38.6 million, or $0.45 per share, compared to a $21.6 million, or $0.25 per share, net decrease in net assets from operations for the quarter ended September 30, 2024.
•	Total acquisitions during the quarter ended December 31, 2024 were approximately $120.7 million and total investment dispositions were $168.6 million during the three months ended December 31, 2024.
•	As of December 31, 2024, net leverage was 1.14x compared to 1.08x at September 30, 2024.
•	As of December 31, 2024, debt investments on non-accrual status represented 5.6% of the portfolio at fair value and 14.4% at cost, compared to 3.8% of the portfolio at fair value and 9.3% at cost as of September 30, 2024.
•	On February 25, 2025, the Adviser voluntarily agreed to waive one-third of its base management fee with respect to the Company for three calendar quarters beginning on January 1, 2025 and ending on September 30, 2025.

•	On February 27, 2025, our Board of Directors declared a first quarter dividend of $0.25 per share and a special dividend of $0.04 per share, both payable on March 31, 2025 to stockholders of record as of the close of business on March 17, 2025. The Company intends to declare a special dividend of at least $0.02 per share of common stock in each of the second and third quarters of 2025, subject to Board approval.

“We delivered adjusted net investment income of $1.52 per share in 2024, reflecting higher non-accruals as well as the impact of lower base rates and higher expenses. While the vast majority of our portfolio continued to perform well, we are working closely with our borrowers and sponsors to resolve the portfolio issues that impacted our results in recent quarters.

TCPC’s new management team remains optimistic about our future prospects and is confident we have the right plan in place to effectively navigate the challenges presented during 2024 and to return the portfolio performance to historical levels, said Phil Tseng, Chairman and CEO of BlackRock TCP Capital Corp.

Given our recent performance, our board declared a regular dividend of $0.25 per share for the first quarter 2025, which we believe is a sustainable level. In addition, our board declared a $0.04 special dividend for the first quarter. We intend to declare a special dividend of at least $0.02 in each of the second and third quarters of 2025, subject to Board approval. We appreciate our shareholders’ support and have taken additional steps to further align our interests,” Tseng concluded.

SELECTED FINANCIAL HIGHLIGHTS(1)

	Year ended December 31,
	2024		2023
	Amount	Per Share	Amount	Per Share
Net investment income	$131,757,870	1.65	$106,556,758	1.84
Less: Purchase accounting discount amortization	10,303,754	0.13	—	—
Adjusted net investment income	$121,454,116	1.52	$106,556,758	1.84

Net realized and unrealized gain (loss)	$(194,895,042)	(2.45)	$(68,082,326)	(1.18)
Less: Realized gain (loss) due to the allocation of purchase discount	9,798,978	0.12	—	—
Less: Net change in unrealized appreciation (depreciation) due to the allocation of purchase discount	1,784,116	0.02	—	—
Adjusted net realized and unrealized gain (loss)	$(206,478,136)	(2.59)	$(68,082,326)	(1.18)

Net increase (decrease) in net assets resulting from operations	$(63,137,172)	(0.79)	$38,474,432	0.67
Less: Purchase accounting discount amortization	10,303,754	0.13	—	—
Less: Realized gain (loss) due to the allocation of purchase discount	9,798,978	0.12	—	—
Less: Net change in unrealized appreciation (depreciation) due to the allocation of purchase discount	1,784,116	0.02	—	—
Adjusted net increase (decrease) in assets resulting from operations	$(85,024,020)	(1.06)	$38,474,432	0.67

(1) On March 18, 2024, the Company completed its previously announced merger with BlackRock Capital Investment Corporation (“Merger”). The Merger has been accounted for as an asset acquisition of BlackRock Capital Investment Corporation (“BCIC”) by the Company in accordance with the asset acquisition method of accounting as detailed in ASC 805-50 (“ASC 805”), Business Combinations-Related Issues. The Company determined the fair value of the shares of the Company’s common stock that were issued to former BCIC shareholders pursuant to the Merger Agreement plus transaction costs to be the consideration paid in connection with the Merger under ASC 805. The consideration paid to BCIC shareholders was less than the aggregate fair values of the BCIC assets acquired and liabilities assumed, which resulted in a purchase discount (the “purchase discount”). The consideration paid was allocated to the individual BCIC assets acquired and liabilities assumed based on the relative fair values of net identifiable assets acquired other than “non-qualifying” assets and liabilities (for example, cash) and did not give rise to goodwill. As a result, the purchase discount was allocated to the cost basis of the BCIC investments acquired by the Company on a pro-rata basis based on their relative fair values as of the effective time of the Merger. Immediately following the Merger, the investments were marked to their respective fair values in accordance with ASC 820 which resulted in immediate recognition of net unrealized appreciation in the Consolidated Statement of Operations as a result of the Merger. The purchase discount allocated to the BCIC debt investments acquired will amortize over the remaining life of each respective debt investment through interest income, with a corresponding adjustment recorded to unrealized appreciation or depreciation on such investment acquired through its ultimate disposition. The purchase discount allocated to BCIC equity investments acquired will not amortize over the life of such investments through interest income and, assuming no subsequent change to the fair value of the equity investments acquired and disposition of such equity investments at fair value, the Company may recognize a realized gain or loss with a corresponding reversal of the unrealized appreciation on disposition of such equity investments acquired.

As a supplement to the Company’s reported GAAP financial measures, we have provided the following non-GAAP financial measures that we believe are useful:

•	“Adjusted net investment income” – excludes the amortization of purchase accounting discount from net investment income calculated in accordance with GAAP;
•	“Adjusted net realized and unrealized gain (loss)” – excludes the unrealized appreciation resulting from the purchase discount and the corresponding reversal of the unrealized appreciation from the amortization of the purchase discount from the determination of net realized and unrealized gain (loss) determined in accordance with GAAP; and
•	“Adjusted net increase (decrease) in net assets resulting from operations” – calculates net increase (decrease) in net assets resulting from operations based on Adjusted net investment income and Adjusted net realized and unrealized gain (loss).

We believe that the adjustment to exclude the full effect of purchase discount accounting under ASC 805 from these financial measures is meaningful because of the potential impact on the comparability of these financial measures that we and investors use to assess our financial condition and results of operations period over period. Although these non-GAAP financial measures are intended to enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. The aforementioned non-GAAP financial measures may not be comparable to similar non-GAAP financial measures used by other companies.

PORTFOLIO AND INVESTMENT ACTIVITY

As of December 31, 2024, our consolidated investment portfolio consisted of debt and equity positions in 154 portfolio companies with a total fair value of approximately $1.8 billion, of which 91.2% was in senior secured debt. 83.6% of the total portfolio was first lien. Equity positions, which include equity interests in diversified portfolios of debt, represented approximately 8.5% of the portfolio. 94.5% of our debt investments were floating rate, 97.5% of which had interest rate floors.

As of December 31, 2024, the weighted average annual effective yield of our debt portfolio was approximately 12.4%(1) and the weighted average annual effective yield of our total portfolio was approximately 11.1%, compared with 13.4% and 11.9%, respectively, as of September 30, 2024. Debt investments in twelve portfolio companies were on non-accrual status as of December 31, 2024, representing 5.6% of the consolidated portfolio at fair value and 14.4% at cost.

During the three months ended December 31, 2024, we invested approximately $120.7 million, primarily in 9 investments, comprised of 9 new and 9 existing portfolio companies. Of these investments, $119.3 million, or 98.8% of total acquisitions, were in senior secured loans. The remaining $1.4 million, or 1.2% of total acquisitions, were comprised of equity investments. Additionally, we received approximately $168.6 million in proceeds from sales or repayments of investments during the three months ended December 31, 2024. New investments during the quarter had a weighted average effective yield of 10.8%. Investments we exited had a weighted average effective yield of 14.0%.

As of December 31, 2024, total assets were $1.9 billion, net assets were $785.1 million and net asset value per share was $9.23, as compared to $2.0 billion, $865.6 million, and $10.11 per share, respectively, as of September 30, 2024.

(1) Weighted average annual effective yield includes amortization of deferred debt origination and accretion of original issue discount, but excludes market discount and any prepayment and make-whole fee income. The weighted average effective yield on our debt portfolio excludes non-accrual and non-income producing loans.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the three months ended December 31, 2024 was approximately $61.2 million, or $0.72 per share. Investment income for the three months ended December 31, 2024 included $0.06 per share from prepayment premiums and related accelerated original issue discount and exit fee amortization, $0.04 per share from recurring portfolio investment original issue discount and exit fee amortization, $0.08 per share from interest income paid in kind and $0.03 per share in dividend income. This reflects our policy of recording interest income, adjusted for amortization of portfolio investment premiums and discounts, on an accrual basis. Origination, structuring, closing, commitment, and similar upfront fees received in connection with the outlay of capital are generally amortized into interest income over the life of the respective debt investment.

Total operating expenses for the three months ended December 31, 2024 were approximately $26.9 million, or $0.32 per share, including interest and other debt expenses of $18.0 million, or $0.21 per share. As of December 31, 2024, the Company’s cumulative total return did not exceed the total return hurdle, and as a result, no incentive compensation was accrued for the three months ended December 31, 2024. Excluding interest and other debt expenses, annualized third quarter expenses were 4.2% of average net assets.

Net investment income for the three months ended December 31, 2024 was approximately $33.8 million, or $0.40 per share. Net realized losses for the three months ended December 31, 2024 were $0.0 million, or $0.00 per share. Net unrealized losses for the three months ended December 31, 2024 were $72.3 million, or $0.85 per share. Net unrealized losses for the three months ended December 31, 2024 primarily reflects a $50.3 million unrealized loss on our investment in Razor, a $7.3 million unrealized loss on our investment in Securus, a $6.5 million unrealized loss on our investment in Astra, a $4.9 million unrealized loss on our investment in Homerenew Buyer, a $4.1 million unrealized loss on our investment in Pluralsight, a $3.1 million unrealized loss on our investment in Fishbowl and a $3.0 million unrealized loss on our investment in InMoment, partially offset by a $14.8 million reversals of previous unrealized losses of our investment in SellerX. Net decrease in net assets resulting from operations for the three months ended December 31, 2024 was $38.6 million, or $0.45 per share.

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2024, available liquidity was approximately $615.3 million, comprised of approximately $519.3 million in available capacity under our leverage program, $91.6 million in cash and cash equivalents and $4.5 million in receivable for investments sold, offset by $0.1 million in payable for investments purchased.

The combined weighted-average interest rate on debt outstanding at December 31, 2024 was 5.19%.

Total debt outstanding at December 31, 2024, including debt assumed as a result of the Merger, was as follows:

	Maturity	Rate		Carrying Value (1)	Available	Total Capacity
Operating Facility	2029	SOFR+2.00%	(2)	$120,670,788	$179,329,212	$300,000,000	(3)
Funding Facility II	2027	SOFR+2.05%	(4)	75,000,000	125,000,000	200,000,000	(5)
Merger Sub Facility(6)	2028	SOFR+2.00%	(7)	60,000,000	205,000,000	265,000,000	(8)
SBA Debentures	2025−2031	2.45%	(9)	131,500,000	10,000,000	141,500,000
2025 Notes ($92 million par)(6)	2025	Fixed/Variable	(10)	92,000,000	—	92,000,000
2026 Notes ($325 million par)	2026	2.85%		325,398,402	—	325,398,402
2029 Notes ($325 million par)	2029	6.95%		321,745,636	—	321,745,636
Total leverage				1,126,314,826	$519,329,212	$1,645,644,038
Unamortized issuance costs				(7,974,601)
Debt, net of unamortized issuance costs				$1,118,340,225

(1)	Except for the 2026 Notes and 2029 Notes, all carrying values are the same as the principal amounts outstanding.
(2)	As of December 31, 2024, $113.0 million of the outstanding amount was subject to a SOFR credit adjustment of 0.10%. $7.7 million of the outstanding amount bore interest at a rate of EURIBOR + 2.00%.
(3)	Operating Facility includes a $100.0 million accordion which allows for expansion of the facility to up to $400.0 million subject to consent from the lender and other customary conditions.
(4)	Subject to certain funding requirements and a SOFR credit adjustment of 0.15%.
(5)	Funding Facility II includes a $50.0 million accordion which allows for expansion of the facility to up to $250.0 million subject to consent from the lender and other customary conditions.
(6)	Debt assumed by the Company as a result of the Merger with BCIC.
(7)	The applicable margin for SOFR-based borrowings could be either 1.75% or 2.00% depending on a ratio of the borrowing base to certain committed indebtedness, and is also subject to a credit spread adjustment of 0.10%. If Merger Sub elects to borrow based on the alternate base rate, the applicable margin could be either 0.75% or 1.00% depending on a ratio of the borrowing base to certain committed indebtedness.
(8)	Merger Sub Facility includes a $60.0 million accordion which allows for expansion of the facility to up to $325.0 million subject to consent from the lender and other customary conditions.
(9)	Weighted-average interest rate, excluding fees of 0.35% or 0.36%.
(10)	The 2025 Notes consist of two tranches: $35.0 million aggregate principal amount with a fixed interest rate of 6.85% and $57.0 million aggregate principal amount bearing interest at a rate equal to SOFR plus 3.14%.

On February 27, 2024, the Board of Directors approved a new dividend reinvestment plan (the “DRIP”) for the Company. The DRIP was effective as of, and will apply to the reinvestment of cash distributions with a record date after March 18, 2024. Under the DRIP, shareholders will automatically receive cash dividends and distributions unless they “opt in” to the DRIP and elect to have their dividends and distributions reinvested in additional shares of the Company’s common stock. Notwithstanding the foregoing, the former shareholders of BCIC that participated in the BCIC dividend reinvestment plan at the time of the Merger have been automatically enrolled in the Company’s DRIP and will have their shares reinvested in additional shares of the Company’s common stock on future distributions, unless they “opt out” of the DRIP. For the three months ended December 31, 2024, approximately $2.3 million of cash distributions were reinvested for electing Participants through purchase of shares in the open market in accordance with the terms of the DRIP.

The Company Repurchase Plan was re-approved on April 24, 2024, to be in effect through the earlier of April 30, 2025, unless further extended or terminated by the Company’s Board of Directors, or such time as the approved $50.0 million repurchase amount has been fully utilized, subject to certain conditions.

The following table summarizes the total shares repurchased and amounts paid by the Company under the Company Repurchase Plan, including broker fees, for the year ended December 31, 2024:

	Shares Repurchased	Price Per Share*	Total Cost
Company Repurchase Plan	510,687	$8.86	$4,524,639

RECENT DEVELOPMENTS

On February 25, 2025, the Adviser voluntarily agreed to waive one-third of its base management fee with respect to the Company for three calendar quarters beginning on January 1, 2025 and ending on September 30, 2025.

On February 27, 2025, our Board of Directors declared a first quarter regular dividend of $0.25 per share and a special dividend of $0.04 per share, both payable on March 31, 2025 to stockholders of record as of the close of business on March 17, 2025. The Company intends to declare a special dividend of at least $0.02 per share of common stock in each of the second and third quarters of 2025, subject to Board approval.

CONFERENCE CALL AND WEBCAST

BlackRock TCP Capital Corp. will host a conference call on Thursday February 27, 2025 at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time) to discuss its financial results. All interested parties are invited to participate in the conference call by dialing (833) 470-1428; international callers should dial (404) 975-4839. All participants should reference the access code 840439. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Relations section of our website (www.tcpcapital.com) and click on the Fourth Quarter 2024 Investor Presentation under Events and Presentations. The conference call will be webcast simultaneously in the investor relations section of our website at http://investors.tcpcapital.com/. An archived replay of the call will be available approximately two hours after the live call, through Wednesday, March 6, 2025. For the replay, please visit https://investors.tcpcapital.com/events-and-presentations or dial (866) 813-9403. For international replay, please dial (929) 458-6194. For all replays, please reference access code 715819.

BlackRock TCP Capital Corp.

Consolidated Statements of Assets and Liabilities

	December 31, 2024	December 31, 2023
Assets
Investments, at fair value:
Non-controlled, non-affiliated investments (cost of $1,737,804,418 and $1,389,865,889, respectively)	$1,565,603,755	$1,317,691,543
Non-controlled, affiliated investments (cost of $59,606,472 and $63,188,613, respectively)	49,444,693	65,422,375
Controlled investments (cost of $221,803,172 and $198,335,511, respectively)	179,709,888	171,827,192
Total investments (cost of $2,019,214,062 and $1,651,390,013, respectively)	1,794,758,336	1,554,941,110
Cash and cash equivalents	91,589,702	112,241,946
Interest, dividends and fees receivable	22,784,825	25,650,684
Deferred debt issuance costs	6,235,009	3,671,727
Receivable for investments sold	4,487,697	—
Due from broker	817,969	—
Prepaid expenses and other assets	2,357,825	2,266,886
Total assets	1,923,031,363	1,698,772,353
Liabilities
Debt (net of deferred issuance costs of $7,974,601 and $3,355,221, respectively)	1,118,340,225	985,200,609
Interest and debt related payables	8,306,126	10,407,570
Management fees payable	5,750,971	5,690,105
Reimbursements due to the Advisor	932,224	844,664
Interest Rate Swap, at fair value	731,830	—
Payable for investments purchased	99,494	960,000
Incentive fees payable	—	5,347,711
Accrued expenses and other liabilities	3,746,826	2,720,148
Total liabilities	1,137,907,696	1,011,170,807
Net assets	$785,123,667	$687,601,546
Composition of net assets applicable to common shareholders
Common stock, $0.001 par value; 200,000,000 shares authorized, 85,080,447 and 57,767,264 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	$85,080	$57,767
Paid-in capital in excess of par	1,611,236,587	967,643,255
Distributable earnings (loss)	(826,198,000)	(280,099,476)
Total net assets	785,123,667	687,601,546
Total liabilities and net assets	$1,923,031,363	$1,698,772,353
Net assets per share	$9.23	$11.90

BlackRock TCP Capital Corp.

Consolidated Statements of Operations

	Year Ended December 31,
	2024	2023	2022
Investment income
Interest income (excluding PIK):
Non-controlled, non-affiliated investments	$223,638,775	$183,528,944	$157,012,042
Non-controlled, affiliated investments	1,475,521	1,046,044	148,805
Controlled investments	10,469,100	10,061,227	7,710,565
PIK interest income:
Non-controlled, non-affiliated investments	14,084,097	9,422,286	7,899,134
Non-controlled, affiliated investments	89,620	410,074	—
Controlled investments	1,653,364	651,700	—
Dividend income:
Non-controlled, non-affiliated investments	1,549,846	1,133,826	1,017,828
Non-controlled, affiliated investments	3,725,827	2,652,918	2,357,066
Controlled investments	2,606,160	—	3,794,889
Other income:
Non-controlled, non-affiliated investments	145,080	376,214	881,611
Non-controlled, affiliated investments	—	45,650	180,520
Total investment income	259,437,390	209,328,883	181,002,459
Operating expenses
Interest and other debt expenses	72,164,042	47,810,740	39,358,896
Management fees	24,541,027	24,020,766	26,259,584
Incentive fees	19,236,336	22,602,949	18,759,613
Professional fees	3,196,682	2,173,123	1,767,652
Administrative expenses	2,389,479	1,532,284	1,760,905
Director fees	821,219	936,819	1,090,654
Insurance expense	783,631	558,020	638,006
Custody fees	380,582	365,107	339,886
Other operating expenses	3,643,968	2,525,002	2,589,090
Total operating expenses	127,156,966	102,524,810	92,564,286
Net investment income before taxes	132,280,424	106,804,073	88,438,173
Excise tax expense	522,554	247,315	—
Net investment income	131,757,870	106,556,758	88,438,173
Realized and unrealized gain (loss) on investments and foreign currency
Net realized gain (loss):
Non-controlled, non-affiliated investments	(54,300,808)	(31,648,232)	(29,278,589)
Non-controlled, affiliated investments	(12,810,138)	—	11,172,439
Controlled investments	—	—	(124,801)
Net realized gain (loss)	(67,110,946)	(31,648,232)	(18,230,951)
Net change in unrealized appreciation (depreciation) (1):
Non-controlled, non-affiliated investments	(99,794,086)	(2,036,190)	(72,517,792)
Non-controlled, affiliated investments	(12,395,543)	(28,656,798)	(27,307,855)
Controlled investments	(15,584,976)	(5,741,106)	20,393,093
Interest Rate Swap	(9,491)	—	—
Net change in unrealized appreciation (depreciation)	(127,784,096)	(36,434,094)	(79,432,554)
Net realized and unrealized gain (loss)	(194,895,042)	(68,082,326)	(97,663,505)
Net increase (decrease) in net assets resulting from operations	$(63,137,172)	$38,474,432	$(9,225,332)
Basic and diluted earnings (loss) per share	$(0.79)	$0.67	$(0.16)
Basic and diluted weighted average common shares outstanding	79,670,868	57,767,264	57,767,264

(1) Includes $21,347,357 change in unrealized appreciation from application of Merger accounting under ASC 805 for the twelve months ended December 31, 2024.

ABOUT BLACKROCK TCP CAPITAL CORP.

BlackRock TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on direct lending to middle-market companies as well as small businesses. TCPC lends primarily to companies with established market positions, strong regional or national operations, differentiated products and services and sustainable competitive advantages, investing across industries in which it has significant knowledge and expertise. TCPC’s investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, a wholly-owned, indirect subsidiary of BlackRock, Inc. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in BlackRock TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company’s filings with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website at www.sec.gov and the company’s website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risk Factors” section of the company’s Form 10-K for the year ended December 31, 2023, and the company’s subsequent periodic filings with the SEC. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with (i) the ability to realize the anticipated benefits of the Merger, including the expected accretion to net investment income and the elimination or reduction of certain expenses and costs due to the Merger; (ii) risks related to diverting management’s attention from ongoing business operations; (iii) risks related to the retention of the personnel of TCPC’s advisor; (iv) changes in the economy, financial markets and political environment, including the impacts of inflation and rising interest rates; (v) risks associated with possible disruption in the operations of TCPC or the economy generally due to terrorism, war or other geopolitical conflict (including the current conflict between Russia and Ukraine and the conflict in the Middle East), natural disasters or public health crises and epidemics; (vi) future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); (vii) conditions in TCPC’s operating areas, particularly with respect to business development companies or regulated investment companies; and (viii) other considerations that may be disclosed from time to time in TCPC’s publicly disseminated documents and filings. Copies are available on the SEC’s website at www.sec.gov and the Company’s website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release and are subject to change without notice. The Company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

SOURCE:

BlackRock TCP Capital Corp.

CONTACT

BlackRock TCP Capital Corp.

Michaela Murray

(310) 566-1094

investor.relations@tcpcapital.com